Southern Star Central Corp.

Press Release

Southern Star Central Corp.

Date:

May 10, 2004

Contacts:

Aaron Gold

Susanne Harris

Southern Star Central Corp.

Southern Star Central Gas Pipeline, Inc.

  (646) 735-0500  (270) 852-5000

Southern Star Central Corp. Investor Call to Discuss First Quarter 2004 Results

New York, NY – May 10, 2004.  Southern Star Central Corp. (SSTAR) invites interested parties to listen to a discussion of Southern Star Central Corp.’s results for the first quarter ended March 31, 2004.  The Company’s 10-Q for the quarter ended March 31, 2004 is available on Southern Star Central Corp.’s website  (http://www.southernstarcentralcorp.com/investors/default.htm).  The filing is also available on the EDGAR website (http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001260349&owner=include).

The conference call is scheduled for Tuesday, May 11, 2004 at 11:30 a.m. Eastern Daylight Time.  The call-in number is 888-276-9995 (domestic callers) and 612-332-0345 (international callers).

In addition, the call will be recorded and available from Tuesday, May 11, 2004 at 1:15 p.m. Eastern Daylight Time until August 11, 2004 at 11:59 p.m. Eastern Daylight Time at 800-475-6701 (domestic callers) and 320-365-3844 (international callers).   The confirmation number for all callers accessing the recorded conference call is 731241.

About Southern Star Central Corp.

Southern Star Central Corp. (SSTAR) is the parent of Southern Star Central Gas Pipeline, Inc., a natural gas transmission system headquartered in Owensboro, Kentucky, spanning over 6,000 miles in the Midwest and Mid-continent regions of the United States.  The pipeline system and facilities are located throughout Kansas, Oklahoma, Missouri, Nebraska, Wyoming, Colorado and Texas.  It serves major markets such as St. Louis, Wichita, and Kansas City.